FOR IMMEDIATE RELEASE

GABLES REPORTS SECOND QUARTER EARNINGS

BOCA RATON, FLORIDA - August 3, 2005 - Gables Residential (NYSE:GBP) (the "Company") today reported earnings for the second quarter. Net income available to common shareholders was $0.54 per diluted share.  Funds from operations ("FFO") available to common shareholders was $0.40 per diluted share and adjusted funds from operations ("AFFO") available to common shareholders was $0.88 per diluted share.  Each of these metrics includes expenses of approximately $0.09 per diluted share associated with the Company's previously announced plan of merger.  Excluding the impact of these merger-related expenses, the Company's FFO was in line with its previous earnings guidance for the quarter.

Net income available to common shareholders for the quarter was $15.8 million, or $0.54 per diluted share, compared to $15.3 million, or $0.52 per diluted share, for the comparable period of 2004.  The second quarter 2005 results included gains from real estate asset sales of $18.7 million, or $16.6 million, net of $2.1 million of minority interest, or $0.56 per diluted share.  The second quarter 2004 results included gains from real estate asset sales of $14.2 million, or $12.4 million, net of $1.8 million of minority interest, or $0.42 per diluted share.  For the first six months of 2005, net income available to common shareholders was $55.6 million, or $1.89 per diluted share, compared to $20.4 million, or $0.70 per diluted share, for the comparable period of 2004.  For the first six months of 2005, results included gains from real estate asset sales of $53.4 million, or $47.1 million, net of $6.3 million of minority interest, or $1.60 per diluted share.  For the first six months of 2004, results included gains from real estate asset sales of $17.0 million, or $14.9 million, net of $2.1 million of minority interest, or $0.51 per diluted share.

FFO available to common shareholders for the quarter was $13.3 million, or $0.40 per diluted share.  FFO available to common shareholders for the second quarter of 2004 was $18.5 million, or $0.55 per diluted share, after a supplemental adjustment of $1.0 million to exclude debt extinguishment costs associated with the sale of real estate assets, or $17.5 million, or $0.52 per diluted share, including such costs.  FFO available to common shareholders for the first six months of 2005 was $37.8 million, or $1.14 per diluted share, after a supplemental adjustment of $0.1 million to exclude debt extinguishment costs associated with the sale of real estate assets, or $37.7 million, or $1.13 per diluted share, including such costs.  FFO available to common shareholders for the first six months of 2004 was $36.1 million, or $1.08 per diluted share, after a supplemental adjustment of $1.0 million to exclude debt extinguishment costs associated with the sale of real estate assets, or $35.1 million, or $1.05 per diluted share, including such costs.  The FFO metric excludes gain on sale of operating real estate assets and real estate asset depreciation and amortization.  A reconciliation of net income to FFO is included on page 14.

AFFO available to common shareholders, which treats recurring value retention capital expenditures as period costs and includes economic gains and losses on asset sales, was $29.1 million, or $0.88 per diluted share, for the quarter, compared to $22.2 million, or $0.66 per diluted share, for the comparable period of 2004.  AFFO available to common shareholders for the first six months of 2005 was $42.3 million, or $1.27 per diluted share, compared to $35.5 million, or $1.06 per diluted share, for the comparable period of 2004.  Economic gains and losses represent the gains and losses on sales of assets in accordance with GAAP, less accumulated depreciation through the date of sale.  A reconciliation of net income to FFO and to AFFO is included on page 14.  A summary of the Company's results over the last five years, including AFFO is included on page 15.

This earnings release is available on Gables Residential's website at www.gables.com. Please click on "Investor Relations" then "Financial Information/Earnings Releases" or go directly to this web address: www.gables.com/q205earningsrelease.

The Company produces Earnings Release Supplements ("the Supplements") that provide detailed information regarding the financial position and operating results of the Company.  These Supplements are available via the Company's website and through e-mail distribution. Access to the Supplements through the Company's website is available at www.gables.com/financialreports.  If you would like to receive future press releases via e-mail, please register through the Company's website at www.gables.com/mailalerts. Some items referenced in the earnings release may require Adobe Acrobat 6.0 Reader. If you do not have Adobe Acrobat 6.0 Reader, you may download it at the following website: www.adobe.com/products/acrobat/readstep2.html.

 The Company will not host an earnings conference call this quarter due to its previously announced plan of merger.

Same-Store Operating Results for the Second Quarter 2005

On a year-over-year basis, total property revenues increased 2.9% and property operating and maintenance expenses increased 4.9%, resulting in a 1.7% increase in property net operating income ("NOI") for the second quarter.  On a sequential-quarter basis, total property revenues increased 0.9% and property operating and maintenance expenses increased 2.1%, resulting in a 0.1% increase in property NOI.  The number of apartment homes included in the year-over-year and sequential same-store results as a percentage of the Company's total stabilized portfolio at June 30, 2005 is 68% and 75%, respectively.  The Company does not include its proportionate share of joint venture results in its same-store pool of assets.  A detail of the year-over-year and sequential-quarter same-store results by market is presented on pages 16 and 17, respectively.

Investment and Disposition Activity

During the quarter, the Company acquired seven communities comprising 945 apartment homes in three markets for a total of $80 million.  In its Dallas EPN zones, the Company acquired Gables Katy Trail (158 apartment homes), Gables Uptown Tower (196 apartment homes), Carlisle on the Creek (176 apartment homes) and Saltillo (79 apartment homes).  In the Buckhead EPN of Atlanta, the Company acquired two adjacent communities, Northmoor and Lindview, comprising a total of 224 apartment homes.  The Company also acquired Memorial Hills (112 apartment homes) in the River Oaks EPN of Houston.  On a year-to-date basis, the Company has acquired nine communities comprising 1,660 apartment homes located in EPN zones in four of its markets for a total of $172 million.

The Company has $323 million of assets in various stages of development with approximately $167 million of costs remaining to be incurred at June 30, 2005.  In addition, the Company has development rights for the future development of an estimated 2,305 apartment homes in ten communities for total budgeted costs estimated to be approximately $400 million as outlined in page 30 of the press release including the Supplements.

During the quarter, the Company sold its remaining asset in Tampa, Gables Beach Park (166 apartment homes), to a condominium converter for $41.2 million.  The related gain on sale of real estate assets in accordance with GAAP was $18.7 million, or $0.56 per diluted share.   The economic gain for this sale transaction was $17.8 million, or $0.54 per diluted share, after taking into account $0.9 million of accumulated depreciation.  On a year-to-date basis, the Company has sold seven real estate assets comprising 2,045 apartment homes in four markets for a total of $168.5 million.  The related gain on sale of real estate assets in accordance with GAAP was $53.4 million, or $1.60 per diluted share.  The economic gain for these transactions was $8.3 million, or $0.25 per diluted share, after taking into account $0.1 million of associated debt extinguishment costs and $45.0 million of accumulated depreciation.

Promotion of Sue Ansel to COO

During the quarter, the Company announced that Sue Ansel was promoted to Chief Operating Officer.  Ms. Ansel previously served as a Senior Vice President with responsibility for the Company's apartment operations and asset management functions in Dallas, Austin, Houston, San Diego and the Inland Empire, which includes a portfolio of over 15,000 apartment homes.  In addition to her operating experience, she has been involved in the development, acquisition and ancillary service businesses during her 18- year tenure with the Company.

Agreement and Plan of Merger with ING Clarion

        On June 7, 2005, the Company entered into an agreement and plan of merger pursuant to which a newly formed affiliate of ING Clarion Partners, LLC, an indirect wholly owned subsidiary of ING Groep, N.V., will acquire the Company and its subsidiaries through the mergers of Gables Residential Trust and Gables Realty Limited Partnership with merger subsidiaries of the ING Groep, N.V. (the "merger").  Pursuant to the terms of the agreement and plan of merger, each issued and outstanding common share of beneficial interest of the Company will be converted into the right to receive $43.50 in cash, without interest.  In addition, holders of common shares will receive additional merger consideration that represents a pro-rata portion of the monthly dividend allocable to the month in which the mergers are closed and will be based on the number of days having elapsed in such monthly period (the "pro-rata dividend").  Each existing common unit of limited partnership in the Company's Operating Partnership (other than common units held by the Company) will be converted into and cancelled in exchange for the right to receive (1) $43.50 in cash, without interest, plus a distribution equal to the pro-rata dividend or (2) if the holder so elects, a Class A common unit of limited partnership interest in the surviving partnership and a distribution equal to the pro-rata dividend, provided that the issuance of Class A common units would be exempt from registration under the Securities Act and applicable state securities laws.  Holders of not more than $75 million of existing common units in the Operating Partnership in the aggregate may elect to receive Class A common units (any excess will be subject to pro-rata reduction among all holders electing to receive Class A common units).

        Completion of the merger, which is expected to occur by the end of the third quarter of 2005, is subject to approval by the Company's common shareholders and certain other customary closing conditions.  The merger has been unanimously approved by the Company's Board of Trustees, which will recommend that the common shareholders approve the merger.  Gables expects to continue to pay regular monthly dividends at an annualized rate of $2.41 per share through the closing of the merger, including a pro-rated dividend for the month in which the merger closes.

Earnings Guidance

     The Company is not providing earnings guidance this quarter due to the pending merger.

Discontinued Operations

The Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," effective January 1, 2002.  This standard requires, among other things, that operating results of certain real estate assets sold or held for sale subsequent to January 1, 2002, be reflected as discontinued operations in the statements of operations for all periods presented.  The Company evaluates, in the ordinary course of its business, the continued ownership of its assets relative to available opportunities to acquire and develop new assets and relative to available equity and debt capital financing.  The Company sells assets if it determines that such sales are the most attractive sources of capital for redeployment in its business, for repayment of debt, for repurchases of stock, and for other uses.  The Company expects to reclassify historical operating results whenever necessary in order to comply with the requirements of SFAS No. 144.

Non-GAAP Financial Measures and Other Terms

This release, including the Supplements, contains certain non-GAAP financial measures and other terms.  The Company's definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  The non-GAAP financial measures referred to below should not be considered as alternatives to net income or other GAAP measures as indicators of the Company's performance.  Additional information regarding these items and other non-GAAP financial measures and terms used in this release, including the Supplements, can be found elsewhere herein.

 Funds From Operations (FFO) is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust ("REIT").  The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT").  FFO, as defined by NAREIT, represents net income (loss) determined in accordance with generally accepted accounting principles ("GAAP"), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets as defined under GAAP, plus certain non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.  Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income.  The use of FFO, combined with the required primary GAAP presentations, has improved the understanding of operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful.  Management generally considers FFO to be a useful measure for reviewing the comparative operating and financial performance of the Company (although it should be reviewed in conjunction with net income which remains the primary measure of performance) because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO can help users compare the operating performance of a company's real estate between periods or as compared to different companies.

        The Company presents FFO with a supplemental adjustment to exclude debt extinguishment costs associated with the sale of real estate assets.  These debt extinguishment costs are incurred when the sale of an asset encumbered by debt requires the Company to pay the extinguishment costs prior to the debt's stated maturity and to write-off unamortized loan costs at the date of the extinguishment.  Such costs are excluded from the gain on sale of real estate assets reported in accordance with GAAP.  However, the Company views the debt extinguishment costs associated with the sale of real estate assets as an incremental cost of the sale transaction because the Company extinguished the debt in connection with the consummation of the sale transaction and the Company had no intent to extinguish the debt absent such transaction.  The Company believes that this supplemental adjustment more appropriately reflects the results of its operations exclusive of the impact of its sale transactions.

Adjusted Funds From Operations (AFFO) represents FFO less recurring value retention capital expenditures, plus economic gains and losses from sales of previously depreciated operating real estate assets.  The Company believes AFFO is a useful supplemental operating performance metric because AFFO results in a more comprehensive evaluation of the way the Company operates its business.  The Company modified its definition of AFFO for reporting purposes in the second quarter of 2004 to include economic gains and losses from sales of previously depreciated operating real estate assets because the Company believes inclusion of economic gains and losses on asset sales reflects the results of its investment activities which are a fundamental component of its business strategy.  Prior period presentation of AFFO has been conformed accordingly.    Management generally considers AFFO to be a useful measure for reviewing the comparative operating and financial performance of the Company (although it should be reviewed in conjunction with net income which remains the primary measure of performance) because by including gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, AFFO can help users understand the financial performance of a company's operating and investment results over time.

Economic Gains and Losses on Sale of Real Estate Assets represent the gains or losses on sale in accordance with GAAP, less accumulated depreciation through the date of sale.  As such, economic gains and losses reflect the cash proceeds from a sale less the cash invested in the sold community.  The Company treats debt extinguishment costs associated with the sale as a reduction to the economic gains and losses because it believes such costs represent an incremental cost of the sale transaction.

 Recurring Value Retention Capital Expenditures represent costs typically incurred every year during the life of a community, such as expenditures for carpet, vinyl flooring, appliances, mechanical equipment and fixtures.  To the extent such costs are incurred in connection with a major renovation of a community, they are excluded from this category.

 Non-recurring Capital Expenditures represent costs that are generally incurred in connection with a major project impacting an entire community, such as roof replacement, parking lot resurfacing, exterior painting and siding replacement.  These costs are not incurred on a regular basis and may not occur or reoccur during the anticipated hold period of an asset.  To the extent such costs are incurred in connection with a major renovation of a community, they are excluded from this category.

         Value Enhancing Capital Expenditures represent costs for which an incremental value is expected to be achieved from increasing the NOI potential for a community or recharacterizing the quality of the income stream with an anticipated reduction in potential sales cap rate for items such as replacement of wood siding with a masonry-based Hardi-Board product, amenity upgrades and additions, installation of security gates and additions of covered parking.  To the extent such costs are incurred in connection with a major renovation of a community, they are excluded from this category.

 Property Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company's properties.  NOI represents total property revenues less property operating and maintenance expenses (as reflected in the accompanying statements of operations).  Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.  These items are excluded from NOI in order to provide results that are more closely related to a property's results of operations.  Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level.  As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance.  Real estate asset depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT's definition.

 Stabilized Occupancy is defined as the earlier to occur of (i) 93% physical occupancy or (ii) one year after completion of construction.  For purposes of evaluating comparative operating performance, the Company categorizes its operating communities based on the period each community reaches a stabilized occupancy and operating expense level.  For purposes of the period-end community charts, once a development community has reached a stabilized occupancy level, it is reclassified from the Development/Lease-up Communities chart to the Stabilized Communities chart.

Physical Occupancy represents gross potential rent less physical vacancy loss as a percentage of gross potential rent.

Economic Occupancy represents actual rent revenue collected divided by gross potential rent.  Thus, economic occupancy differs from physical occupancy in that it takes into account concessions, non-revenue producing apartment homes and delinquencies.

       Gross Potential Rent is determined by valuing occupied apartment homes at contract rates and vacant units at market rates.

Income Available for Debt Service and Preferred Dividends represents net income available to common shareholders before interest expense and credit enhancement fees, preferred dividends, original issuance costs associated with redemption of preferred shares, income taxes, depreciation, amortization, minority interest, gain on sale of real estate assets, debt extinguishment costs associated with the sale of real estate assets, long-term compensation expense, extraordinary items and unusual items, all from both continuing and discontinued operations, as applicable.  Management generally considers income available for debt service and preferred dividends to be an appropriate supplemental measure to net income of the operating performance of the Company because it helps investors to understand the ability of the Company to incur and service its debt and preferred stock obligations.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release, including the Supplements, contains forward-looking statements within the meaning of federal securities laws.  These forward-looking statements reflect the Company's current views with respect to the future events or financial performance discussed in this release, based on management's beliefs and assumptions and information currently available.  When used, the words "believe," "anticipate," "estimate," "project," "should," "expect," "plan," "assume" and similar expressions that do not relate solely to historical matters identify forward-looking statements.  Forward-looking statements in this release include, without limitation, statements relating to the Company's ability to produce total returns through monthly dividends and share price changes that exceed the NAREIT apartment sector index and the anticipated closing of the Company's proposed merger by the end of the third quarter of 2005.  Forward-looking statements are subject to risks, uncertainties and assumptions and are not guarantees of future events or performance, which may be affected by known and unknown risks, trends and uncertainties.  Should one or more of these risks or uncertainties materialize, or should the Company's assumptions prove incorrect, actual results may vary materially from those anticipated, projected or implied in the forward-looking statements.  Factors that may cause such a variance include, among others:  the delay in or failure to close the merger; local and national economic and market conditions, including changes in occupancy rates, rental rates, and job growth; the demand for apartment homes in the Company's markets; the uncertainties associated with the Company's current real estate development, including actual costs exceeding the Company's budgets; changes in construction costs; construction delays due to the unavailability of materials or weather conditions; the failure to sell assets on favorable terms, in a timely manner or at all; the failure of acquisitions to yield anticipated results; the cost and availability of financing; changes in interest rates; competition; the effects of the Company's accounting and other policies; and additional factors discussed from time to time in the Company's filings with the Securities and Exchange Commission.  The Company expressly disclaims any responsibility to update forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or otherwise.

About Gables

With a mission of Taking Care of the Way People Live® Gables Residential has received national recognition for excellence in the management, development, acquisition and construction of luxury multifamily communities in high job growth markets. The Company's strategic objective is to produce total returns through monthly dividends and share price changes that exceed the NAREIT apartment sector index.

The Company has a research-driven strategy focused on markets characterized by high job growth and resiliency to national economic downturns. Within these markets, the Company targets Established Premium Neighborhoods™, generally defined as areas with high per square foot prices for single-family homes. By investing in resilient, demand-driven markets and EPN™ locations with barriers to entry, the Company expects to achieve its strategic objective.

The Company is one of the largest apartment operators in the nation and currently manages 41,029 apartment homes in 158 communities.  The Company owns or has an interest in 84 communities with 21,163 stabilized apartment homes located primarily in Atlanta, Houston, South Florida, Austin, Dallas, Washington, D.C. and San Diego/Inland Empire and has an additional 11 communities with 2,673 apartment homes under development or lease-up. For further information, please contact Gables Investor Relations at (800) 371-2819 or access Gables Residential's website at www.gables.com.

GABLES RESIDENTIAL
Consolidated Statements of Operations
June 30, 2005
(Unaudited and amounts in thousands, except for per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenues:
Rental revenues	$ 51,941	$ 45,380	$101,004	$ 90,139
Other property revenues	4,334	3,829	7,939	7,191
Total property revenues	56,275	49,209	108,943	97,330

Property management revenues	2,176	2,078	4,410	4,232
Ancillary services revenues	817	1,337	1,896	2,551
Interest income	123	32	210	40
Other revenues	87	453	385	859
Total other revenues	3,203	3,900	6,901	7,682

Total revenues	59,478	53,109	115,844	105,012

Expenses:
Property operating and maintenance (exclusive of items shown below)	21,446	17,897	41,301	35,621
Real estate asset depreciation and amortization	12,905	11,412	25,161	23,165
Property management (owned and third party)	4,165	4,113	8,741	8,399
Ancillary services	845	1,010	1,710	2,074
Interest expense and credit enhancement fees	12,228	9,485	23,625	18,827
Amortization of deferred financing costs	382	426	874	840
General and administrative	2,925	2,751	6,075	5,725
Corporate asset depreciation and amortization	953	714	1,878	1,212
Unusual items	2,828	-	(472)	-
Total expenses	58,677	47,808	108,893	95,863

Income from continuing operations before equity in income of joint ventures,
gain on sale and minority interest	801	5,301	6,951	9,149

Equity in income of joint ventures	476	60	961	544
Gain on sale of technology investment	-	-	5,838	-
Minority interest of common unitholders in Operating Partnership	100	(399)	(1,115)	(674)

Income from continuing operations	1,377	4,962	12,635	9,019

Operating income from discontinued operations, net of minority interest	(2)	983	350	2,088
Gain on sale of discontinued operations, net of minority interest	16,588	12,419	47,127	14,498
Debt extinguishment costs associated with the sale of real estate assets,
net of minority interest	-	(862)	(137)	(862)
Income from discontinued operations, net of minority interest	16,586	12,540	47,340	15,724

Net income	17,963	17,502	59,975	24,743

Dividends to preferred shareholders	(2,193)	(2,193)	(4,387)	(4,387)

Net income available to common shareholders	$ 15,770	$ 15,309	$ 55,588	$ 20,356

Weighted average number of common shares outstanding - basic	29,283	29,258	29,351	29,119
Weighted average number of common shares outstanding - diluted	33,128	33,548	33,302	33,487

Per Common Share Information-Basic:
Income (loss) from continuing operations (net of preferred dividends)	$ (0.03)	$ 0.09	$ 0.28	$ 0.16
Income from discontinued operations, net of minority interest	$ 0.57	$ 0.43	$ 1.61	$ 0.54
Net income available to common shareholders	$ 0.54	$ 0.52	$ 1.89	$ 0.70

Per Common Share Information-Diluted:
Income (loss) from continuing operations (net of preferred dividends)	$ (0.03)	$ 0.09	$ 0.28	$ 0.16
Income from discontinued operations	$ 0.56	$ 0.43	$ 1.61	$ 0.54
Net income available to common shareholders	$ 0.54	$ 0.52	$ 1.89	$ 0.70

GABLES RESIDENTIAL
Funds From Operations and Adjusted Funds From Operations
June 30, 2005
(Unaudited and amounts in thousands, except for per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004

Net income available to common shareholders	$ 15,770	$ 15,309	$ 55,588	$ 20,356

Minority interest of common unitholders in Operating Partnership:
Continuing operations	(100)	399	1,115	674
Discontinued operations	2,126	1,795	6,312	2,263
Total	2,026	2,194	7,427	2,937

Real estate asset depreciation and amortization:
Wholly-owned real estate assets - continuing operations	12,905	11,412	25,161	23,165
Wholly-owned real estate assets - discontinued operations	67	2,268	370	4,739
Joint venture real estate assets	1,271	495	2,525	886
Total	14,243	14,175	28,056	28,790

Gain on sale of operating real estate assets:
Wholly-owned real estate assets - discontinued operations	(18,714)	(14,198)	(53,411)	(16,580)
Joint venture real estate assets	-	-	-	(432)
Total	(18,714)	(14,198)	(53,411)	(17,012)

FFO available to common shareholders - diluted (a)	$ 13,325	$ 17,480	$ 37,660	$ 35,071

Debt extinguishment costs associated with the sale of real estate assets	-	986	156	986

FFO available to common shareholders, after a supplemental
adjustment to exclude debt extinguishment costs associated
with the sale of real estate assets - diluted (b)	$ 13,325	$ 18,466	$ 37,816	$ 36,057

Recurring value retention capital expenditures:
Carpet and flooring	(1,179)	(1,261)	(2,174)	(2,306)
Appliances	(135)	(173)	(251)	(339)
Other additions and improvements	(742)	(1,193)	(1,436)	(2,066)
Total	(2,056)	(2,627)	(3,861)	(4,711)

Economic gain on sale of operating real estate assets:
Gain on sale of operating real estate assets	18,714	14,198	53,411	17,012
Less: accumulated depreciation	(907)	(6,866)	(44,957)	(11,912)
Less: debt extinguishment costs associated with the sale of
real estate assets	-	(986)	(156)	(986)
Economic gain on sale of operating real estate assets	17,807	6,346	8,298	4,114

AFFO available to common shareholders - diluted (c)	$ 29,076	$ 22,185	$ 42,253	$ 35,460

Average common shares outstanding - basic (d)	29,283	29,258	29,351	29,119
Incremental shares from assumed conversions of:
Common units	3,724	4,203	3,840	4,250
Stock options	100	73	91	104
Other	21	14	20	14
Average common shares outstanding - diluted (e)	33,128	33,548	33,302	33,487

Ownership of Operating Partnership's average common units outstanding:
Gables Residential (f)	88.72%	87.44%	88.43%	87.26%
Minority interest	11.28%	12.56%	11.57%	12.74%
Total	100.00%	100.00%	100.00%	100.00%

Per common share data - basic:
FFO available to common shareholders ((a)*(f))/(d)	$ 0.40	$ 0.52	$ 1.13	$ 1.05
FFO available to common shareholders, after a supplemental
adjustment to exclude debt extinguishment costs associated
with the sale of real estate assets ((b)*(f))/(d)	$ 0.40	$ 0.55	$ 1.14	$ 1.08
AFFO available to common shareholders ((c)*(f))/(d)	$ 0.88	$ 0.66	$ 1.27	$ 1.06

Per common share data - diluted:
FFO available to common shareholders (a)/(e)	$ 0.40	$ 0.52	$ 1.13	$ 1.05
FFO available to common shareholders, after a supplemental
adjustment to exclude debt extinguishment costs associated
with the sale of real estate assets (b)/(e)	$ 0.40	$ 0.55	$ 1.14	$ 1.08
AFFO available to common shareholders (c)/(e)	$ 0.88	$ 0.66	$ 1.27	$ 1.06

GABLES RESIDENTIAL
Net Income, FFO, AFFO and Dividends - Five Year History
June 30, 2005
(Unaudited and amounts in thousands, except for per share data)
						Six months
						ended
	Years ended December 31,					June 30,
	2000	2001	2002	2003	2004	2005

Net income available to common shareholders	$ 57,579	$ 55,074	$ 45,661	$ 49,062	$ 82,892	$ 55,588
Add: Minority interest of common unitholders in Operating Partnership	16,359	14,249	11,077	9,690	11,901	7,427
Add: Real estate asset depreciation and amortization	45,289	49,313	49,400	53,989	57,991	28,056
Less: Gain on sale of operating real estate assets	(28,622)	(34,110)	(30,346)	(37,693)	(73,341)	(53,411)

FFO available to common shareholders - diluted	90,605	84,526	75,792	75,048	79,443	37,660
Add: Debt extinguishment costs associated with the sale of real estate assets	-	-	-	-	1,623	156

FFO available to common shareholders, after a supplemental adjustment to exclude
debt extinguishment costs associated with the sale of real estate assets - diluted	90,605	84,526	75,792	75,048	81,066	37,816
Less: Recurring value retention capital expenditures	(10,910)	(11,797)	(13,077)	(10,498)	(9,775)	(3,861)
Add: Economic gain on sale of operating real estate assets:
Gain on sale of operating real estate assets per GAAP	28,622	34,110	30,346	37,693	73,341	53,411
Less: accumulated depreciation	(19,232)	(13,114)	(13,393)	(20,725)	(49,981)	(44,957)
Less: debt extinguishment costs associated with the sale of real estate assets	-	-	-	-	(1,623)	(156)
Economic gain on sale of operating real estate assets	9,390	20,996	16,953	16,968	21,737	8,298

AFFO available to common shareholders - diluted	$ 89,085	$ 93,725	$ 79,668	$ 81,518	$ 93,028	$ 42,253

Average common shares outstanding - diluted	30,439	30,314	30,684	31,452	33,559	33,302

Per common share data - diluted:
Net income available to common shareholders	$ 2.43	$ 2.29	$ 1.85	$ 1.87	$ 2.82	$ 1.89
FFO available to common shareholders	$ 2.98	$ 2.79	$ 2.47	$ 2.39	$ 2.37	$ 1.13
FFO available to common shareholders, after a supplemental adjustment to
exclude debt extinguishment costs associated with the sale of real estate assets	$ 2.98	$ 2.79	$ 2.47	$ 2.39	$ 2.42	$ 1.14
Recurring value retention capital expenditures	$ (0.36)	$ (0.39)	$ (0.43)	$ (0.33)	$ (0.29)	$ (0.12)
Economic gain on sale of operating real estate assets	$ 0.31	$ 0.69	$ 0.55	$ 0.54	$ 0.65	$ 0.25
AFFO available to common shareholders	$ 2.93	$ 3.09	$ 2.60	$ 2.59	$ 2.77	$ 1.27

Dividends	$ 2.20	$ 2.34	$ 2.41	$ 2.41	$ 2.41	$ 1.21

AFFO available to common shareholders less dividends	$ 0.73	$ 0.75	$ 0.19	$ 0.18	$ 0.36	$ 0.06

GABLES RESIDENTIAL
Results of Property Operations - Year-over-Year Comparisons - Second Quarter
June 30, 2005
(Unaudited and amounts in thousands, except for property data)

The combined operating performance for all of the Company's wholly-owned communities that are included in continuing operations for the three months ended June 30, 2005 ("2Q 2005") and June 30, 2004 ("2Q 2004") is as follows:

	Number of
	2Q 2005
	Apt. Homes	2Q 2005	2Q 2004	$ Change	% Change
Rental and other property revenues:
Same-store communities (1)	13,454	$ 41,182	$ 40,020	$ 1,162	2.9%	(A)
Triple net master lease communities	728	1,864	1,862	2	0.1%
Communities stabilized in 2Q 2005, but not in 2Q 2004	1,337	4,721	1,702	3,019	177.4%
Communities not stabilized in 2Q 2005 (2)	3,335	8,508	3,170	5,338	168.4%
Sold communities (3)	-	-	2,455	(2,455)	-100.0%
Total property revenues	18,854	$ 56,275	$ 49,209	$ 7,066	14.4%

Property operating and maintenance expenses (4):
Same-store communities (1)		$ 15,877	$ 15,140	$ 737	4.9%	(A)
Triple net master lease communities		218	216	2	0.9%
Communities stabilized in 2Q 2005, but not in 2Q 2004		2,054	626	1,428	228.1%
Communities not stabilized in 2Q 2005 (2)		3,297	951	2,346	246.7%
Sold communities (3)		-	964	(964)	-100.0%
Total property operating and maintenance expenses		$ 21,446	$ 17,897	$ 3,549	19.8%

Property net operating income (NOI) (5):
Same-store communities (1)		$ 25,305	$ 24,880	$ 425	1.7%	(A)
Triple net master lease communities		1,646	1,646	-	0.0%
Communities stabilized in 2Q 2005, but not in 2Q 2004		2,667	1,076	1,591	147.9%
Communities not stabilized in 2Q 2005 (2)		5,211	2,219	2,992	134.8%
Sold communities (3)		-	1,491	(1,491)	-100.0%
Total property net operating income (NOI)		$ 34,829	$ 31,312	$ 3,517	11.2%

Total property NOI as a percentage of total property revenues	61.9%	63.6%	-	-1.7%

(1) Communities that were owned and fully stabilized throughout both 2Q 2005 and 2Q 2004 ("same-store").
(2) Communities that were under development/lease-up, in renovation or not fully operational, acquired, or had not reached a stabilized operating expense level subsequent to April 1, 2005, as applicable. Includes the results of Belmar, Carlisle on the Creek, Gables Camino Real, Gables Floresta, Gables Grandview,
Gables Katy Trail, Gables Lenox Hills, Gables Rock Springs I, II and III, Gables Town Place, Gables Uptown Tower, Lindview, Memorial Hills, Northmoor and Saltillo.
(3) Communities that were sold subsequent to April 1, 2004. Includes the results of Gables Palma Vista, Gables Wellington and Gables Woodley Park which are now owned by the Company's NYSTRS joint ventures that were formed during 2004.
(4) Represents direct property operating and maintenance expenses as reflected in the Company's consolidated statements of operations and excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.
(5) Calculated as total property revenues less property operating and maintenance expenses as reflected above.

(A) Additional information for the 53 same-store communities by market is as follows:

	Number of	% of	Physical	Economic	% Change from 2Q 2004 to 2Q 2005 in
	Apartment	2Q 2005	Occupancy	Occupancy	Economic
Market	Homes	NOI	in 2Q 2005	in 2Q 2005	Occupancy	Revenues	Expenses	NOI

Houston	3,857	23.4%	95.1%	93.8%	3.2%	1.5%	5.6%	-1.2%
South Florida	2,398	22.8%	95.9%	94.8%	2.1%	5.2%	5.3%	5.2%
Atlanta	3,322	21.2%	93.6%	91.7%	2.8%	2.4%	0.8%	3.5%
Dallas	1,879	16.0%	95.5%	94.1%	2.2%	2.1%	7.6%	-1.1%
Austin	1,916	14.7%	91.3%	90.3%	2.5%	3.5%	5.6%	2.1%
Washington, D.C.	82	1.9%	97.0%	96.8%	0.5%	3.0%	15.9%	-1.7%
Totals	13,454	100.0%	94.5%	93.1%	2.6%	2.9%	4.9%	1.7%

GABLES RESIDENTIAL
Results of Property Operations - Sequential-Quarter Comparisons
June 30, 2005
(Unaudited and amounts in thousands, except for property data)

The combined operating performance for all of the Company's wholly-owned communities that are included in continuing operations for the three months ended June 30, 2005 ("2Q 2005") and March 31, 2005 ("1Q 2005") is as follows:

	Number of
	2Q 2005
	Apt. Homes	2Q 2005	1Q 2005	$ Change	% Change
Rental and other property revenues:			(6)
Same-store communities (1)	14,791	$ 45,903	$ 45,498	$ 405	0.9%	(A)
Triple net master lease communities	728	1,864	1,864	-	0.0%
Communities stabilized in 2Q 2005, but not in 1Q 2005	-	-	-		-
Communities not stabilized in 2Q 2005 (2)	3,335	8,508	5,306	3,202	60.3%
Sold communities (3)	-	-	-	-	-
Total property revenues	18,854	$ 56,275	$ 52,668	$ 3,607	6.8%

Property operating and maintenance expenses (4):
Same-store communities (1)		$ 17,931	$ 17,566	$ 365	2.1%	(A)
Triple net master lease communities		218	218	-	0.0%
Communities stabilized in 2Q 2005, but not in 1Q 2005		-	-	-	-
Communities not stabilized in 2Q 2005 (2)		3,297	2,071	1,226	59.2%
Sold communities (3)		-	-	-	-
Total property operating and maintenance expenses		$ 21,446	$ 19,855	$ 1,591	8.0%

Property net operating income (NOI) (5):
Same-store communities (1)		$ 27,972	$ 27,932	$ 40	0.1%	(A)
Triple net master lease communities		1,646	1,646	-	0.0%
Communities stabilized in 2Q 2005, but not in 1Q 2005		-	-	-	-
Communities not stabilized in 2Q 2005 (2)		5,211	3,235	1,976	61.1%
Sold communities (3)		-	-	-	-
Total property net operating income (NOI)		$ 34,829	$ 32,813	$ 2,016	6.1%

Total property NOI as a percentage of total property revenues		61.9%	62.3%	-	-0.4%

(1) Communities that were owned and fully stabilized throughout both 2Q 2005 and 1Q 2005 ("same-store").
(2) Communities that were under development/lease-up, in renovation or not fully operational, acquired, or had not reached a stabilized operating expense level subsequent to April 1, 2005, as applicable. Includes the results of Belmar, Carlisle on the Creek, Gables Camino Real, Gables Floresta, Gables Grandview,
Gables Katy Trail, Gables Lenox Hills, Gables Rock Springs I, II and III, Gables Town Place, Gables Uptown Tower, Lindview, Memorial Hills, Northmoor and Saltillo.
(3) Communities that were sold subsequent to January 1, 2005.
(4) See (4) on page 16.
(5) Calculated as total property revenues less property operating and maintenance expenses as reflected above.
(6) The results reported for 1Q 2005 in the earnings release dated May 3, 2005 have been restated to reflect the results of Gables
Beach Park as discontinued operations pursuant to SFAS No. 144. Gables Beach Park was sold in 2Q 2005 and contributed $757 in total property revenues, $248 in property operating and maintenance expenses and $509 in property NOI to the 1Q 2005 results.

(A) Additional information for the 60 same-store communities by market is as follows:

	Number of	% of	Physical	Economic	% Change from 1Q 2005 to 2Q 2005 in
	Apartment	2Q 2005	Occupancy	Occupancy	Economic
Market	Homes	NOI	in 2Q 2005	in 2Q 2005	Occupancy	Revenues	Expenses	NOI

Houston	4,169	23.0%	94.7%	91.8%	0.4%	1.1%	-2.1%	3.4%
Atlanta	3,918	22.9%	93.8%	90.2%	-0.5%	-0.5%	3.8%	-3.2%
South Florida	2,398	20.6%	95.9%	94.8%	-0.7%	0.7%	4.5%	-1.2%
Dallas	2,308	18.5%	94.4%	93.0%	2.2%	3.4%	-0.4%	6.1%
Austin	1,916	13.3%	91.3%	90.3%	-3.8%	-0.4%	7.7%	-5.1%
Washington, D.C.	82	1.7%	97.0%	96.8%	1.1%	3.2%	4.6%	2.4%
Totals	14,791	100.0%	94.2%	92.1%	-0.2%	0.9%	2.1%	0.1%

GABLES RESIDENTIAL
Results of Property Operations - Year-over-Year Comparisons - Year to Date
June 30, 2005
(Unaudited and amounts in thousands, except for property data)

The combined operating performance for all of the Company's wholly-owned communities that are included in continuing operations for the six months ended June 30, 2005 ("YTD 2005") and June 30, 2004 ("YTD 2004") is as follows:

	Number of
	YTD 2005
	Apt. Homes	YTD 2005	YTD 2004	$ Change	% Change
Rental and other property revenues:
Same-store communities (1)	13,454	$ 82,080	$ 80,216	$ 1,864	2.3%	(A)
Triple net master lease communities	728	3,728	3,714	4	0.1%
Communities stabilized in YTD 2005, but not in YTD 2004	1,337	9,321	2,820	6,501	230.5%
Communities not stabilized in YTD 2005 (2)	3,335	13,814	5,413	8,401	155.2%
Sold communities (3)	-	-	5,157	(5,157)	-100.0%
Total property revenues	18,854	$ 108,943	$ 97,330	$ 11,613	11.9%

Property operating and maintenance expenses (4):
Same-store communities (1)		$ 31,451	$ 30,295	$ 1,156	3.8%	(A)
Triple net master lease communities		435	431	4	0.9%
Communities stabilized in YTD 2005, but not in YTD 2004		4,047	1,092	2,955	270.6%
Communities not stabilized in YTD 2005 (2)		5,368	1,796	3,572	198.9%
Sold communities (3)		-	2,007	(2,007)	-100.0%
Total property operating and maintenance expenses		$ 41,301	$ 35,621	$ 5,680	15.9%

Property net operating income (NOI) (5):
Same-store communities (1)		$ 50,629	$ 49,921	$ 708	1.4%	(A)
Triple net master lease communities		3,293	3,293	-	0.0%
Communities stabilized in YTD 2005, but not in YTD 2004		5,274	1,728	3,546	205.2%
Communities not stabilized in YTD 2005 (2)		8,446	3,617	4,829	133.5%
Sold communities (3)		-	3,150	(3,150)	-100.0%
Total property net operating income (NOI)		$ 67,642	$ 61,709	$ 5,933	9.6%

Total property NOI as a percentage of total property revenues		61.2%	63.4%	-	-1.3%

(1) Communities that were owned and fully stabilized throughout both YTD 2005 and YTD 2004 ("same-store").
(2) Communities that were under development/lease-up, in renovation or not fully operational, acquired, or had not reached a stabilized operating expense level subsequent to January 1, 2005, as applicable. Includes the results of Belmar, Carlisle on the Creek, Gables Camino Real, Gables Floresta, Gables Grandview,
Gables Katy Trail, Gables Lenox Hills, Gables Rock Springs I, II and III, Gables Town Place, Gables Uptown Tower, Lindview, Memorial Hills, Northmoor and Saltillo.
(3) Communities that were sold subsequent to January 1, 2004. Includes the results of Gables Palma Vista, Gables Wellington and Gables Woodley Park which are now owned by the Company's NYSTRS joint ventures that were formed during 2004.
(4) See (4) on page 16.
(5) Calculated as total property revenues less property operating and maintenance expenses as reflected above.

(A) Additional information for the 53 same-store communities by market is as follows:

	Number of	% of	Physical	Economic	% Change from YTD 2004 to YTD 2005 in
	Apartment	YTD 2005	Occupancy	Occupancy	Economic
Market	Homes	NOI	in YTD 2005	in YTD 2005	Occupancy	Revenues	Expenses	NOI

Houston	3,857	23.1%	95.1%	93.9%	2.5%	0.2%	3.8%	-2.1%
South Florida	2,398	22.9%	96.3%	95.2%	2.6%	5.9%	4.9%	6.4%
Atlanta	3,322	21.4%	93.7%	92.0%	2.2%	1.9%	2.3%	1.5%
Dallas	1,879	15.6%	94.6%	93.3%	1.6%	1.3%	8.1%	-2.8%
Austin	1,916	15.1%	93.3%	92.2%	2.3%	2.6%	0.1%	4.2%
Washington, D.C.	82	1.9%	96.5%	96.2%	1.1%	2.8%	6.4%	1.3%
Totals	13,454	100.0%	94.7%	93.5%	2.3%	2.3%	3.8%	1.4%

GABLES RESIDENTIAL
Consolidated Statements of Operations - SFAS No. 144 - Second Quarter
June 30, 2005
(Unaudited and amounts in thousands)

	Three months ended			Three months ended
	June 30, 2005			June 30, 2004
	As	Discontinued	Pre SFAS	As	Discontinued	Pre SFAS
	Reported	Operations	No. 144	Reported	Operations	No. 144
Revenues:
Rental revenues	$ 51,941	$ 210	$ 52,151	$ 45,380	$ 8,709	$ 54,089
Other property revenues	4,334	32	4,366	3,829	937	4,766
Total property revenues	56,275	242	56,517	49,209	9,646	58,855
Property management revenues	2,176	-	2,176	2,078	-	2,078
Ancillary services revenues	817	-	817	1,337	-	1,337
Interest income	123	-	123	32	-	32
Other revenues	87	-	87	453	-	453
Total other revenues	3,203	-	3,203	3,900	-	3,900
Total revenues	59,478	242	59,720	53,109	9,646	62,755

Expenses:
Property operating and maintenance (exclusive of items shown below)	21,446	138	21,584	17,897	4,366	22,263
Real estate asset depreciation and amortization	12,905	67	12,972	11,412	2,268	13,680
Property management (owned and third party)	4,165	-	4,165	4,113	-	4,113
Ancillary services	845	-	845	1,010	-	1,010
Interest expense and credit enhancement fees	12,228	39	12,267	9,485	1,799	11,284
Amortization of deferred financing costs	382	-	382	426	90	516
General and administrative	2,925	-	2,925	2,751	-	2,751
Corporate asset depreciation and amortization	953	-	953	714	-	714
Unusual items	2,828	-	2,828	-	-	-
Debt extinguishment costs	-	-	-	-	986	986
Total expenses	58,677	244	58,921	47,808	9,509	57,317

Income from continuing operations before equity in income of joint ventures,
gain on sale and minority interest	801	(2)	799	5,301	137	5,438

Equity in income of joint ventures	476	-	476	60	-	60
Gain on sale of operating real estate assets	-	18,714	18,714	-	14,198	14,198
Minority interest of common unitholders in Operating Partnership	100	(2,126)	(2,026)	(399)	(1,795)	(2,194)

Income from continuing operations	1,377	16,586	17,963	4,962	12,540	17,502

Operating income from discontinued operations, net of minority interest	(2)	2	-	983	(983)	-
Gain on sale of discontinued operations, net of minority interest	16,588	(16,588)	-	12,419	(12,419)	-
Debt extinguishment costs associated with the sale of real estate assets,
net of minority interest	-	-	-	(862)	862	-

Income from discontinued operations, net of minority interest	16,586	(16,586)	-	12,540	(12,540)	-

Net income	17,963	-	17,963	17,502	-	17,502

Dividends to preferred shareholders	(2,193)	-	(2,193)	(2,193)	-	(2,193)

Net income available to common shareholders	$ 15,770	$ -	$ 15,770	$ 15,309	$ -	$ 15,309

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," requires, among other things, that operating results of certain real estate assets which have been sold subsequent to January 1, 2002, or otherwise qualify as held for sale (as defined by SFAS No. 144), be reflected as discontinued operations in the statements of operations for all periods presented.  During the year ended December 31, 2004, the Company sold the following wholly-owned operating apartment communities: one during the first quarter, one during the second quarter, three during the third quarter and four during the fourth quarter.  The three communities sold during the third quarter were classified as held for sale as of June 30, 2004.  During the six months ended June 30, 2005, the Company sold the following wholly-owned operating apartment communities:  six during the first quarter and one during the second quarter.  Five of the six communities sold during the first quarter were classified as held for sale as of December 31, 2004.  The operating results for these 16 wholly-owned assets sold or classified as held for sale are reflected as discontinued operations in the statements of operations for all periods presented.  Interest expense has been allocated to the results of the discontinued operations in accordance with EITF No. 87-24.

During the second quarter of 2004, the Company contributed its interest in two operating apartment communities, Gables Palma Vista and Gables Wellington, to a joint venture in which the Company has a 50% interest.  During the fourth quarter of 2004, the Company admitted NYSTRS as a 49% member in a wholly-owned subsidiary that owns Gables Woodley Park.  Due to the Company's continuing involvement with the operations of these three communities, the operating results of these assets are included in continuing operations for all periods presented.

The table above presents the results as reported pursuant to SFAS No. 144, the results of the 16 assets included in discontinued operations, and the results before the impact of SFAS No. 144 for the three months ended June 30, 2005 and 2004, respectively.  The results before the impact of SFAS No. 144 are presented and reconciled here to facilitate reconciliation to items included elsewhere within the release that include results attributable to both continuing and discontinued operations.

GABLES RESIDENTIAL
Consolidated Statements of Operations - SFAS No. 144 - Year to Date
June 30, 2005
(Unaudited and amounts in thousands)

	Six months ended			Six months ended
	June 30, 2005			June 30, 2004
	As	Discontinued	Pre SFAS	As	Discontinued	Pre SFAS
	Reported	Operations	No. 144	Reported	Operations	No. 144
Revenues:
Rental revenues	$ 101,004	$ 2,052	$ 103,056	$ 90,139	$ 18,251	$ 108,390
Other property revenues	7,939	201	8,140	7,191	1,880	9,071
Total property revenues	108,943	2,253	111,196	97,330	20,131	117,461
Property management revenues	4,410	-	4,410	4,232	-	4,232
Ancillary services revenues	1,896	-	1,896	2,551	-	2,551
Interest income	210	-	210	40	-	40
Other revenues	385	-	385	859	-	859
Total other revenues	6,901	-	6,901	7,682	-	7,682
Total revenues	115,844	2,253	118,097	105,012	20,131	125,143

Expenses:
Property operating and maintenance (exclusive of items shown below)	41,301	1,075	42,376	35,621	9,059	44,680
Real estate asset depreciation and amortization	25,161	370	25,531	23,165	4,739	27,904
Property management (owned and third party)	8,741	-	8,741	8,399	-	8,399
Ancillary services	1,710	-	1,710	2,074	-	2,074
Interest expense and credit enhancement fees	23,625	398	24,023	18,827	3,759	22,586
Amortization of deferred financing costs	874	13	887	840	181	1,021
General and administrative	6,075	-	6,075	5,725	-	5,725
Corporate asset depreciation and amortization	1,878	-	1,878	1,212	-	1,212
Unusual items	(472)	-	(472)	-	-	-
Debt extinguishment costs	-	156	156	-	986	986
Total expenses	108,893	2,012	110,905	95,863	18,724	114,587

Income from continuing operations before equity in income of joint ventures,
gain on sale and minority interest	6,951	241	7,192	9,149	1,407	10,556

Equity in income of joint ventures	961	-	961	544	-	544
Gain on sale of operating real estate assets	-	53,411	53,411	-	16,580	16,580
Gain on sale of technology investment	5,838	-	5,838	-	-	-
Minority interest of common unitholders in Operating Partnership	(1,115)	(6,312)	(7,427)	(674)	(2,263)	(2,937)

Income from continuing operations	12,635	47,340	59,975	9,019	15,724	24,743

Operating income from discontinued operations, net of minority interest	350	(350)	-	2,088	(2,088)	-
Gain on sale of discontinued operations, net of minority interest	47,127	(47,127)	-	14,498	(14,498)	-
Debt extinguishment costs associated with the sale of real estate assets,
net of minority interest	(137)	137	-	(862)	862	-

Income from discontinued operations, net of minority interest	47,340	(47,340)	-	15,724	(15,724)	-

Net income	59,975	-	59,975	24,743	-	24,743

Dividends to preferred shareholders	(4,387)	-	(4,387)	(4,387)	-	(4,387)

Net income available to common shareholders	$ 55,588	$ -	$ 55,588	$ 20,356	$ -	$ 20,356

SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," requires, among other things, that operating results of certain real estate assets which have been sold subsequent to January 1, 2002, or otherwise qualify as held for sale (as defined by SFAS No. 144), be reflected as discontinued operations in the statements of operations for all periods presented.  During the year ended December 31, 2004, the Company sold the following wholly-owned operating apartment communities: one during the first quarter, one during the second quarter, three during the third quarter and four during the fourth quarter.  The three communities sold during the third quarter were classified as held for sale as of June 30, 2004.  During the six months ended June 30, 2005, the Company sold the following wholly-owned operating apartment communities:  six during the first quarter and one during the second quarter.  Five of the six communities sold during the first quarter were classified as held for sale as of December 31, 2004.  The operating results for these 16 wholly-owned assets sold or classified as held for sale are reflected as discontinued operations in the statements of operations for all periods presented.  Interest expense has been allocated to the results of the discontinued operations in accordance with EITF No. 87-24.

During the second quarter of 2004, the Company contributed its interest in two operating apartment communities, Gables Palma Vista and Gables Wellington, to a joint venture in which the Company has a 50% interest.  During the fourth quarter of 2004, the Company admitted NYSTRS as a 49% member in a wholly-owned subsidiary that owns Gables Woodley Park.  Due to the Company's continuing involvement with the operations of these three communities, the operating results of these assets are included in continuing operations for all periods presented.

The table above presents the results as reported pursuant to SFAS No. 144, the results of the 16 assets included in discontinued operations, and the results before the impact of SFAS No. 144 for the six months ended June 30, 2005 and 2004, respectively.  The results before the impact of SFAS No. 144 are presented and reconciled here to facilitate reconciliation to items included elsewhere within the release that include results attributable to both continuing and discontinued operations.

GABLES RESIDENTIAL
Results of Joint Venture Operations
June 30, 2005
(Unaudited and amounts in thousands, except for property data)

The Company's share of the operating results for the communities owned by unconsolidated joint ventures in which it has an interest during the three months ended June 30, 2005 ("2Q 2005") and June 30, 2004 ("2Q 2004") and the
six months ended June 30, 2005 ("YTD 2005") and June 30, 2004 ("YTD 2004") is as follows:

Company's share of joint venture results:
	2Q 2005
	Stabilized	Lease-up	Acquisitions	Sales		Total
	(1)	(2)	(3)	(4)	Total	2Q 2004
Rental and other property revenues	$ 5,193	$ -	$ -	$ -	$ 5,193	$ 1,603
Property operating and maintenance expenses
(exclusive of items shown separately below)	(1,939)	-	-	-	(1,939)	(641)
Property net operating income (NOI)	$ 3,254	$ -	$ -	$ -	$ 3,254	$ 962
Interest expense and credit enhancement fees	(1,441)	-	-	-	(1,441)	(372)
Amortization of deferred costs	(42)	-	-	-	(42)	(20)
Other	(24)	-	-	-	(24)	(15)
Funds from operations (FFO)	$ 1,747	$ -	$ -	$ -	$ 1,747	$ 555
Gain on sale of operating real estate assets	-	-	-	-	-	-
Real estate asset depreciation	(1,271)	-	-	-	(1,271)	(495)
Equity in income of joint ventures	$ 476	$ -	$ -	$ -	$ 476	$ 60

Number of operating communities	9	-	-	-	9	12
Number of apartment homes in operating communities	2,960	-	-	-	2,960	3,732

Company's share of joint venture results:
	YTD 2005
	Stabilized	Lease-up	Acquisitions	Sales		Total
	(1)	(2)	(3)	(4)	Total	YTD 2004
Rental and other property revenues	$ 10,329	$ -	$ -	$ -	$ 10,329	$ 2,892
Property operating and maintenance expenses
(exclusive of items shown separately below)	(3,856)	-	-	-	(3,856)	(1,175)
Property net operating income (NOI)	$ 6,473	$ -	$ -	$ -	$ 6,473	$ 1,717
Interest expense and credit enhancement fees	(2,854)	-	-	-	(2,854)	(655)
Amortization of deferred costs	(85)	-	-	-	(85)	(38)
Other	(48)	-	-	-	(48)	(26)
Funds from operations (FFO)	$ 3,486	$ -	$ -	$ -	$ 3,486	$ 998
Gain on sale of operating real estate assets	-	-	-	-	-	432
Real estate asset depreciation	(2,525)	-	-	-	(2,525)	(886)
Equity in income of joint ventures	$ 961	$ -	$ -	$ -	$ 961	$ 544

Number of operating communities	9	-	-	-	9	13
Number of apartment homes in operating communities	2,960	-	-	-	2,960	3,918

(1) Communities that were owned and fully stabilized throughout 2Q 2005 and YTD 2005, as applicable.
(2) Communities in development and/or lease-up that were not fully stabilized during all or any of 2Q 2005 and YTD 2005, as applicable.
(3) Communities that were acquired subsequent to the beginning of 2Q 2005 and YTD 2005, as applicable.
(4) Communities that were sold subsequent to the beginning of 2Q 2005 and YTD 2005, as applicable.

GABLES RESIDENTIAL
Income Available for Debt Service and Preferred Dividends and Coverage Ratios
June 30, 2005
(Unaudited and amounts in thousands, except for coverage ratios)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Reconciliations from continuing and discontinued operations:

Net income available to common shareholders	$ 15,770	$ 15,309	$ 55,588	$ 20,356
Dividends to preferred shareholders	2,193	2,193	4,387	4,387
Minority interest of common unitholders in Operating Partnership	2,026	2,194	7,427	2,937
Interest expense and credit enhancement fees	12,267	11,284	24,023	22,586
Unusual items	2,828	-	(472)	-
Long-term compensation expense	666	450	1,141	969
Gain on sale of real estate assets:
Wholly-owned real estate assets	(18,714)	(14,198)	(53,411)	(16,580)
Joint venture real estate assets	-	-	-	(432)
Gain on sale of technology investment	-	-	(5,838)	-
Total gain on sale of real estate assets and technology investment	(18,714)	(14,198)	(59,249)	(17,012)
Debt extinguishment costs associated with the sale of real estate assets	-	986	156	986
Real estate asset depreciation and amortization:
Wholly-owned real estate assets	12,972	13,680	25,531	27,904
Joint venture real estate assets	1,271	495	2,525	886
Corporate asset depreciation	953	714	1,878	1,212
Amortization of deferred costs:
Wholly-owned real estate assets	382	516	887	1,021
Joint venture real estate assets	42	20	85	38
Total depreciation and amortization expense	15,620	15,425	30,906	31,061

Income available for debt service and preferred dividends (a)	$ 32,656	$ 33,643	$ 63,907	$ 66,270

Interest expense and credit enhancement fees (b)	$ 12,267	$ 11,284	$ 24,023	$ 22,586
Regularly scheduled principal amortization payments	338	430	671	874
Total debt service (c)	$ 12,605	$ 11,714	$ 24,694	$ 23,460

Dividends to preferred shareholders (d)	$ 2,193	$ 2,193	$ 4,387	$ 4,387

Capitalized interest	$ 2,595	$ 2,141	$ 4,714	$ 4,481
Capitalized interest funded by construction loans included
in capitalized interest above	$ 218	$ 306	$ 429	$ 562

Coverage ratios excluding capitalized interest:
Interest expense and credit enhancement fees (a)/(b)	2.66	2.98	2.66	2.93
Debt service (a)/(c)	2.59	2.87	2.59	2.82
Debt service and preferred dividends (a)/((c)+(d))	2.21	2.42	2.20	2.38

GABLES RESIDENTIAL
Consolidated Balance Sheets
June 30, 2005
(Unaudited and amounts in thousands, except for per share data)

	June 30,	December 31,
	2005	2004
ASSETS:
Real estate assets:
Land	$ 353,612	$ 287,115
Buildings and improvements	1,318,845	1,259,728
Furniture, fixtures and equipment	134,257	133,923
Construction in progress	159,300	100,245
Investment in joint ventures	71,912	74,902
Undeveloped land	45,584	13,411
Real estate assets before accumulated depreciation and assets held for sale	2,083,510	1,869,324
Accumulated depreciation	(275,179)	(264,218)
Assets held for sale, net of accumulated depreciation of $30,921	-	74,071
Net real estate assets	1,808,331	1,679,177

Cash and cash equivalents	10,718	8,963
Restricted cash	3,054	3,764
Deferred financing costs, net	5,544	3,243
Other assets, net	42,939	37,591
Total assets	$ 1,870,586	$ 1,732,738

LIABILITIES AND SHAREHOLDERS' EQUITY:
Notes payable, including $46,007 related to assets held for sale at December 31, 2004	$ 1,100,214	$ 982,535
Accrued interest payable	12,982	12,812
Preferred dividends payable	374	374
Real estate taxes payable	17,196	17,109
Accounts payable and accrued expenses - construction	20,801	10,669
Accounts payable and accrued expenses - operating	26,632	22,014
Security deposits	3,570	3,492
Series Z Preferred Shares at $25.00 liquidation preference, 180 shares
issued and outstanding, including accrued and unpaid dividends	6,083	5,971
Total liabilities	1,187,852	1,054,976

Minority interest of common unitholders in Operating Partnership	63,149	68,463

Shareholders' equity:
Excess shares, $0.01 par value, 51,000 shares authorized	-	-
Preferred shares, $0.01 par value, 20,000 shares authorized,
Series C-1 Preferred Shares at $25.00 liquidation preference,
1,600 shares issued and outstanding	40,000	40,000
Series D Preferred Shares at $25.00 liquidation preference,
3,000 shares issued and outstanding	75,000	75,000
Series Z Preferred Shares, reported above
Common shares, $0.01 par value, 100,000 shares authorized, 33,991 shares
and 33,796 issued at June 30, 2005 and December 31, 2004, respectively	340	338
Additional paid-in capital	589,441	589,022
Treasury shares at cost, 4,653 and 4,340 common shares at June 30, 2005 and
December 31, 2004, respectively	(116,026)	(105,174)
Deferred long-term compensation	(1,774)	(2,307)
Accumulated earnings	32,604	12,420
Total shareholders' equity	619,585	609,299
Total liabilities and shareholders' equity	$ 1,870,586	$ 1,732,738

GABLES RESIDENTIAL
Summary Balance Sheet Information for Gables' Unconsolidated Joint Ventures (JVs)
June 30, 2005
(Unaudited and amounts in thousands, except for property data)

	June 30, 2005
		Gables	Gables	GN	GN
		Residential	Residential	Apartment	Apartment	Henry Adams
		Apartment	Apartment	Fund LLC	Fund LLC	House	Summerset		December 31,
	Arbors of	Portfolio	Portfolio	South FL	Inland Empire CA	Apartments	Village		2004
GAAP Balance Sheet Summary at JV Level	Harbortown	JV (1)	JV Two (2)	Assets (3), (4)	Assets (4), (5)	LLC (4), (6)	LLC (7)	Total	Total

Real estate assets	$ 16,668	$ 48,888	$ 32,512	$ 50,594	$ 43,663	$ 54,634	$ 138,022	$ 384,981	$ 383,597
Less: accumulated depreciation	(5,770)	(9,945)	(3,230)	(8,760)	(6,231)	(2,263)	(1,072)	(37,271)	(32,652)
Net real estate assets	10,898	38,943	29,282	41,834	37,432	52,371	136,950	347,710	350,945
Other assets	3,171	238	484	780	603	610	1,346	7,232	9,049

Total assets	$ 14,069	$ 39,181	$ 29,766	$ 42,614	$ 38,035	$ 52,981	$ 138,296	$ 354,942	$ 359,994

Mortgage debt	$ 16,350	$ 28,000	$ 18,500	$ 30,678	$ 32,100	$ 35,568	$ 75,000	$ 236,196	$ 236,198
Other liabilities and minority interest	465	543	392	848	885	244	1,294	4,671	4,381
Partners' capital	(2,746)	10,638	10,874	11,088	5,050	17,169	62,002	114,075	119,415

Total liabilities and partners' capital	$ 14,069	$ 39,181	$ 29,766	$ 42,614	$ 38,035	$ 52,981	$ 138,296	$ 354,942	$ 359,994

Other Data:
Gables' stated ownership interest in JV	25.00%	60.00%	60.00%	50.00%	50.00%	51.00%	50.00%

Gables' share of JV mortgage debt (8)	$ 4,088	$ 16,800	$ 11,100	$ 15,339	$ 15,729	$ 18,140	$ 37,500	$ 118,696	$ 118,697
Gables' investment in JV	$ 853	$ 11,006	$ 2,417	$ 1,744	$ 16,874	$ 8,017	$ 31,001	$ 71,912	$ 74,902

Mortgage debt interest rate	low-floater	4.20%	4.25%	4.12%	6.07%	5.05%	4.735%
Credit enhancement maturity date	2006	n/a	n/a	n/a	n/a	n/a	n/a
Mortgage debt maturity date or first call date, if earlier	2013	2008	2008	2011	2009	2011	2012

Number of communities owned by JV	1	1	1	2	2	1	1	9	9
Number of apartment homes in operating and
development/lease-up communities owned by JV	345	435	274	411	532	211	752	2,960	2,960

(1) The Gables Residential Apartment Portfolio JV owns Gables Metropolitan I.
(2) The Gables Residential Apartment Portfolio JV Two owns Gables Metropolitan II.
(3) The GN Apartment Fund LLC owns 100% of each of Gables Palma Vista and Gables Wellington located in South Florida.
(4) Amounts represent the historical cost basis of the assets and liabilities contributed to the venture by the venture partners upon formation.
(5) The GN Apartment Fund LLC owns 98% of each of Gables Solana Ridge and Gables Tuscany Ridge located in the Inland Empire area of California.
(6) The Henry Adams House Apartments LLC owns Gables Woodley Park.
(7) The Summerset Village LLC owns Gables Summerset Village.
(8) Represents mortgage debt for each JV multiplied by Gables' ownership interest in each such JV after deducting minority interest applicable to (5).

GABLES RESIDENTIAL
Portfolio Indebtedness Summary
June 30, 2005
(Unaudited and amounts in thousands)

				June 30, 2005
					Interest	Total	Years to
Type of Indebtedness				Balance	Rate (1)	Rate (2)	Maturity

Fixed Rate:
Unsecured fixed-rate notes				$ 547,504	6.11%	6.11%	2.59
Secured fixed-rate notes				216,117	6.23%	6.23%	3.84

Total fixed-rate indebtedness				$ 763,621	6.14%	6.14%	2.94

Variable Rate:
Secured tax-exempt variable-rate loans				$ 56,525	2.46%	3.46%	1.59
Unsecured variable-rate credit facilities				259,614	3.88%	3.88%	3.00
Secured variable-rate construction loans				20,454	4.85%	4.85%	1.25

Total variable-rate indebtedness				$ 336,593	3.70%	3.87%	2.66

Total portfolio debt (3), (4), (5)				$ 1,100,214	5.40%	5.45%	2.85

(1) Interest Rate represents the weighted average interest rate incurred on the indebtedness, exclusive of deferred financing cost amortization and credit enhancement fees, as applicable.

(2) Total Rate represents the Interest Rate (1) plus credit enhancement fees, as applicable.

(3) Interest associated with construction activities is capitalized as a cost of development and does not impact current earnings. The qualifying construction expenditures at June 30, 2005 for purposes of interest capitalization were $198,518.

(4) Excludes joint venture indebtedness as presented on page 24.

(5) Gables' debt maturities at June 30, 2005 are as follows:

	Regularly	Balloon Principal Payment due at Maturity
	Scheduled				Total	Total
	Principal Amortization	Credit			Balloon	Debt	Total
	Payments	Facilities		Remainder	Payments	Maturities	Rate (2)
2005	$ 677	$ -		16,860	$ 16,860	$ 17,537	4.88%
2006	1,244	-		223,695	223,695	224,939	6.62%
2007	1,341	-		206,398	206,398	207,739	6.13%
2008	932	259,614	(6)	20,700	280,314	281,246	3.86%
2009	829	-		191,242	191,242	192,071	5.93%
2010 +	730	-		175,952	175,952	176,682	5.23%

Total	$ 5,753	$ 259,614		$ 834,847	$ 1,094,461	$ 1,100,214	5.45%

(6) Gables has an option to extend the maturity date of its credit facilities for one year to June 2009.

GABLES RESIDENTIAL
Selected Financial Data
June 30, 2005
(Unaudited and amounts in thousands, except for per share data)

		Page	1st Qtr.	2nd Qtr.	Six months ended June 30,		%
	Notes	No. (1)	2005	2005	2005	2004	Change

Total revenues	(2)	19, 20	$ 58,377	$ 59,720	$ 118,097	$ 125,143	-5.6%
Income available for debt service and preferred dividends	(2)	22	$ 31,251	$ 32,656	$ 63,907	$ 66,270	-3.6%

Income (loss) from continuing operations (net of preferred dividends)		13	$ 9,064	$ (816)	$ 8,248	$ 4,632	78.1%
Income from discontinued operations, net of minority interest		13	$ 30,754	$ 16,586	$ 47,340	$ 15,724	201.1%
Net income available to common shareholders		13	$ 39,818	$ 15,770	$ 55,588	$ 20,356	173.1%
FFO available to common shareholders - diluted		14	$ 24,335	$ 13,325	$ 37,660	$ 35,071	7.4%
FFO available to common shareholders, after a supplemental adjustment to exclude
debt extinguishment costs associated with the sale of real estate assets - diluted		14	$ 24,491	$ 13,325	$ 37,816	$ 36,057	4.9%
AFFO available to common shareholders - diluted		14	$ 13,177	$ 29,076	$ 42,253	$ 35,460	19.2%

Diluted Per Common Share Information:
Income (loss) from continuing operations (net of preferred dividends)		13	$ 0.31	$ (0.03)	$ 0.28	$ 0.16	75.0%
Income from discontinued operations	(3)	13	$ 1.04	$ 0.56	$ 1.61	$ 0.54	198.1%
Net income available to common shareholders		13	$ 1.35	$ 0.54	$ 1.89	$ 0.70	170.0%
FFO available to common shareholders		14	$ 0.73	$ 0.40	$ 1.13	$ 1.05	7.6%
FFO available to common shareholders, after a supplemental adjustment to exclude
debt extinguishment costs associated with the sale of real estate assets	(3)	14	$ 0.73	$ 0.40	$ 1.14	$ 1.08	5.6%
AFFO available to common shareholders		14	$ 0.39	$ 0.88	$ 1.27	$ 1.06	19.8%

Interest expense and credit enhancement fees	(2)	19, 20	$ 11,756	$ 12,267	$ 24,023	$ 22,586	6.4%
Debt service	(2)	22	$ 12,089	$ 12,605	$ 24,694	$ 23,460	5.3%
Preferred dividends to shareholders and unitholders		22	$ 2,194	$ 2,193	$ 4,387	$ 4,387	0.0%
Interest coverage ratio		22	2.66	2.66	2.66	2.93	-9.2%
Debt service coverage ratio		22	2.59	2.59	2.59	2.82	-8.2%
Debt service and preferred dividend coverage ratio		22	2.19	2.21	2.20	2.38	-7.6%
Capitalized interest		22	$ 2,119	$ 2,595	$ 4,714	$ 4,481	5.2%

Gross operating margin for property operations		16, 18	62.3%	61.9%	62.1%	63.4%	-1.3%

Dividends declared per common share		na	$ 0.6025	$ 0.6025	$ 1.2050	$ 1.2050	0.0%
Common share dividends as a % of FFO	(4)	na	82.5%	150.6%	106.6%	114.8%	-8.2%
Common share dividends as a % of FFO, after a supplemental adjustment to
exclude debt extinguishment costs associated with the sale of real estate assets	(4)		82.5%	150.6%	105.7%	111.6%	-5.9%
Common share dividends as a % of AFFO	(4)	na	154.5%	68.5%	94.9%	113.7%	-18.8%

Gables Residential total return	(5), (6)	na	-5.3%	23.6%	23.6%	1.4%	nm
NAREIT Equity Residential REIT Total Return Index	(6), (7)	na	-9.2%	5.9%	5.9%	6.5%	nm

GABLES RESIDENTIAL
Selected Financial Data (continued)
June 30, 2005
(Unaudited and amounts in thousands, except for per share data)

		Page	March 31,	June 30,	December 31,	%
	Notes	No. (1)	2005	2005	2004	Change
Balance Sheet Information:
Construction in progress	(8)	23	$ 126,327	$ 159,300	$ 100,245	58.9%
Total real estate assets, before accumulated depreciation
and assets held for sale		23	$ 1,988,213	$ 2,083,510	$ 1,869,324	11.5%
Total assets		23	$ 1,791,664	$ 1,870,586	$ 1,732,738	8.0%

Total debt outstanding		23	$ 1,046,562	$ 1,100,214	$ 982,535	12.0%
Total qualifying construction expenditures	(9)	na	$ 171,820	$ 198,518	$ 118,931	66.9%
Preferred shares and units at $25 liquidation preference		na	$ 119,500	$ 119,500	$ 119,500	0.0%

Common shares outstanding		na	29,251	29,338	29,456	-0.4%
Common units outstanding		na	3,748	3,672	4,080	-10.0%
Total common shares and units outstanding		na	32,999	33,010	33,536	-1.6%

Closing common share price		na	$ 33.30	$ 43.23	$ 35.79	20.8%

GABLES RESIDENTIAL
Notes to Selected Financial Data
June 30, 2005
(Unaudited and amounts in thousands, except for per share information)

(1)	Reference is made to the page number within this press release for the reconciliation or source of the applicable selected financial data items.

(2)	Includes results attributable to both continuing and discontinued operations.

(3)	The sum of the first and second quarter 2005 per share amounts does not equal the per share amount for the six months ended June 30, 2005. This difference results from the use of a weighted average to compute the number of shares outstanding for each quarter and for the year.

(4)	Common dividends per share as a percentage of FFO, FFO after a supplemental adjustment to exclude debt extinguishment costs associated with the sale of real estate assets and AFFO is calculated using the basic per share data on page 14.

(5)	Total return is presented on a year-to-date basis for the periods presented. Such computations assume an investment in the Company's common shares on the first day of the year-to-date period presented and the reinvestment of dividends through the period presented.

(6)	The long-term component of executives' and officers' incentive compensation is based on the annual total return to the Company's shareholders relative to the annual total return for the Company's competitors in its industry sector, as measured by the NAREIT Apartment Index.

(7)	The NAREIT Equity Residential REIT Total Return Index (the "NAREIT Apartment Index") is an industry index of approximately 20 equity residential apartment REITs, including Gables. Total return is presented on a year-to-date basis for the periods presented. Such computations assume an investment in the index on the first day of the year-to-date period presented and the reinvestment of dividends through the period presented.

(8)	Construction in progress represents total costs incurred on Gables' wholly-owned development communities and incremental costs incurred on Gables' wholly-owned renovation communities. A reclassification of such costs into operating real estate assets is not made until construction is 100% complete.

(9)	Interest associated with construction activities is capitalized as a cost of development and does not impact current earnings. The amounts reflected represent qualifying construction expenditures for purposes of interest capitalization.

GABLES RESIDENTIAL
Development/Lease-up Communities
June 30, 2005

			Number of	Total	Cost				Actual or Estimated Quarter of
			Apartment	Budgeted	To	Percent at June 30, 2005			Construction	Initial	Construction	Stabilized
Macro-Market	Location	Community	Homes	Cost	Complete	Complete	Leased	Occupied	Start	Occupancy	End	Occupancy
				(millions)	(millions)

Wholly-Owned Development/Lease-up Communities:
Atlanta, GA	Emory/Decatur	Gables Rock Springs III (1)	193	$ 19	$ 3	86%	78%	64%	1 Q 2004	1 Q 2005	4 Q 2005	4 Q 2005
Houston, TX	River Oaks	Gables Upper Kirby (2)	144	21	6	64%	--	--	2 Q 2004	3 Q 2005	2 Q 2006	3 Q 2006
Houston, TX	River Oaks	Gables Kipling	27	6	4	6%	--	--	1 Q 2005	2 Q 2006	2 Q 2006	4 Q 2006
Washington, D.C.	Gaithersburg	Gables Rothbury	203	26	10	58%	--	--	3 Q 2004	3 Q 2005	1 Q 2006	3 Q 2006
Dallas, TX	Uptown	Gables Villa Rosa I (2)	311	45	16	61%	--	--	2 Q 2004	4 Q 2005	3 Q 2006	4 Q 2006
Dallas, TX	Uptown	Gables West Village	75	9	4	19%	--	--	1 Q 2005	2 Q 2006	3 Q 2006	4 Q 2006
Dallas, TX	Uptown	Gables City Place Block 7c	103	13	10	8%	--	--	1 Q 2005	2 Q 2006	3 Q 2006	4 Q 2006
South FL	Palm Beach Gardens	Gables Montecito	450	60	29	45%	--	--	2 Q 2004	4 Q 2005	1 Q 2007	2 Q 2007
South FL	Boca Raton	Gables Marbella	261	62	45	3%	--	--	1 Q 2005	2 Q 2006	2 Q 2007	3 Q 2007
Atlanta, GA	Perimeter Center	Gables Metropolitan III	448	62	40	15%	--	--	1 Q 2005	2 Q 2006	2 Q 2007	4 Q 2007
Wholly-Owned totals			2,215	$ 323	$ 167

Wholly-Owned Completed Communities in Lease-up:
Austin, TX	Northwest	Gables Grandview	458	$ 56	$ -	100%	82%	79%	1 Q 2003	4 Q 2003	4 Q 2004	4 Q 2005
Wholly-Owned totals			458	$ 56	$ -

Grand total			2,673

(1) This community represents the reconstruction of 56 apartment homes previously owned and operated by Gables into 193 apartment homes.
(2) These communities are secured by construction loans with an aggregate committed capacity of $35 million, of which $20 million was outstanding at June 30, 2005.

This disclosure contains "forward-looking statements" within the meaning of the federal securities laws. See the discussion under "Forward-Looking
Statements" in the press release narrative accompanying this disclosure for matters to be considered in this regard.

GABLES RESIDENTIAL
Development Rights
June 30, 2005
		Preliminary
		Estimate of
		Number of
		Apartment
Macro-Market	Location	Homes

Land Owned at June 30, 2005:
Dallas, TX	Highland Park	57
Dallas, TX	Uptown	250
Houston TX	Inner Loop	388
Houston TX	Inner Loop	279
Washington, D.C.	Rockville, MD	216
Subtotal		1,190

Land Under Control at June 30, 2005:
Austin, TX	Westlake	175
Austin, TX	Downtown	146
Austin, TX	Downtown	400
Dallas, TX	Downtown	229
Houston, TX	Galleria	165
Subtotal		1,115

Grand total		2,305

Gables has development rights for the future development of an estimated 2,305 apartment homes in ten communities for total budgeted costs estimated to be approximately $400 million. These development rights include land owned or leased for the future development of an estimated 1,190 apartment homes in five communities and land for the future development of an estimated 1,115 apartment homes that Gables has rights to acquire, either through options or long-term conditional contracts, upon which
Gables would intend to develop five apartment communities. To the extent Gables exercised its land acquisition rights, and proceeded with its intent to develop apartment communities thereon and on the land it currently owns, Gables currently expects that the majority of the assets would begin contributing to earnings during 2006 and beyond.

In certain cases, the land pertaining to the development rights reflected above may not currently be zoned for multifamily development. In addition, certain of the parcels of land pertaining to the development rights and land acquisition rights reflected above may be owned or controlled through a long-term ground lease.

This disclosure contains "forward-looking statements" within the meaning of the federal securities laws. See the discussion under "Forward-Looking Statements" in the press release narrative accompanying this disclosure for matters to be considered in this regard.

GABLES RESIDENTIAL
Stabilized Communities
June 30, 2005
		June 30, 2005		June 30, 2005
	Number of	Physical		Market Rent per
Community	Homes	Occupancy		Home	Square Foot

Atlanta, GA
Briarcliff Gables	104	95%		$ 1,041	$ 0.84
Buckhead Gables	162	94%		778	1.03
Gables Cityscape	182	95%	(1)	864	1.02
Gables Druid Hills	272	93%		1,095	0.96
Gables Lenox Hills	480	95%		1,015	1.05
Gables Lindbergh	324	93%		1,109	1.09
Gables Metropolitan I (60% JV interest)	435	96%		1,204	1.07
Gables Metropolitan II (60% JV interest)	274	97%		1,256	1.13
Gables Mill	438	92%		774	0.83
Gables Montclair	183	93%		1,479	0.96
Gables Northcliff	82	96%		1,164	0.75
Gables Paces	80	98%		1,924	1.17
Gables Rock Springs I & II	365	95%		1,302	1.16
Gables Vinings	315	94%		971	0.91
Gables Walk	310	94%		985	0.83
Lindview	48	76%	(1)	761	0.72
Northmoor	176	99%		927	0.70
Roswell Gables I	384	93%		783	0.72
Roswell Gables II	284	93%		848	0.72
Spalding Gables	252	96%		847	0.86
Wildwood Gables	546	94%		866	0.76
	5,696	94%		1,015	0.92
Houston, TX
Gables Augusta	312	90%		1,230	1.40
Gables Austin Colony	237	96%		847	0.87
Gables Cityscape	252	98%		939	1.10
Gables CityWalk/Waterford Square	317	94%		923	1.14
Gables Edgewater	292	97%		878	1.00
Gables Lions Head	277	99%		731	0.87
Gables Metropolitan Uptown	318	98%		1,033	1.13
Gables of First Colony	324	93%		1,002	1.01
Gables Piney Point	246	97%		865	0.93
Gables Pin Oak Green	581	94%		963	0.94
Gables Pin Oak Park	474	97%		979	0.96
Gables Rivercrest I	140	98%		734	0.87
Gables Rivercrest II	140	99%		721	0.85
Gables Windmill Landing	259	93%		714	0.82
Memorial Hills	112	94%		706	0.94
	4,281	96%		918	1.00
South FL
Belmar	36	97%		1,511	0.99
Gables Boca Place	180	95%		1,186	1.21
Gables Boynton Beach I	252	95%		1,133	0.95
Gables Boynton Beach II	296	96%		1,094	0.91
Gables Camino Real	235	92%		1,680	1.46
Gables Kings Colony	480	94%		984	1.08
Gables Floresta	311	96%		1,400	1.06
Gables Mizner on the Green	246	97%		1,709	1.35
Gables Palma Vista (50% JV interest)	189	96%		1,665	1.15
Gables San Michele I	249	91%		1,587	1.13
Gables San Michele II	343	93%		1,577	1.14
Gables San Remo	180	96%		1,385	1.02
Gables Town Colony	172	97%		1,087	1.27
Gables Town Place	312	100%	(1)	1,007	1.21
Gables Wellington (50% JV interest)	222	96%		1,210	1.05
	3,703	95%		1,315	1.13

GABLES RESIDENTIAL
Stabilized Communities (continued)
June 30, 2005
		June 30, 2005	June 30, 2005
	Number of	Physical	Market Rent per
Community	Homes	Occupancy	Home		Square Foot

Dallas, TX
Carlisle on the Creek	176	82%	$ 704		$ 1.11
Gables Ellis Street	245	97%	1,556		1.30
Gables Highland Park	55	89%	3,121		1.60
Gables Katy Trail	158	99%	749		1.16
Gables Knoxbridge	334	97%	1,055		1.24
Gables Mirabella	126	98%	1,150		1.26
Gables Normandy	54	89%	1,141		0.98
Gables Parkwood	30	87%	822		1.31
Gables Pearl Street	108	94%	1,313		1.21
Gables Spring Park	188	94%	922		0.87
Gables State Thomas Townhomes	177	98%	1,877		1.25
Gables State Thomas Ravello	290	97%	1,545		1.35
Gables Turtle Creek Cityplace	232	94%	1,415		1.35
Gables Turtle Creek Dominion	150	99%	1,219		1.21
Gables Uptown Tower	196	98%	1,009		1.30
Gables Valley Ranch	319	94%	907		0.89
Saltillo	79	76%	746		1.00
	2,917	95%	1,211		1.20
Austin, TX
Gables at the Terrace	308	90%	1,144		1.21
Gables Barton Creek	160	88%	1,411		1.21
Gables Bluffstone	256	92%	1,002		1.02
Gables Central Park	273	88%	1,374		1.46
Gables Great Hills	276	89%	828		1.00
Gables Park Mesa	148	90%	1,170		1.07
Gables Town Lake	256	90%	1,349		1.44
Gables West Avenue	239	97%	1,458		1.70
	1,916	90%	1,203		1.27
San Diego and Inland Empire, CA
Gables Solana Ridge (49% JV interest)	312	94%	1,180		1.27
Gables Summerset Village (50% JV interest)	752	92%	1,306		1.67
Gables Tuscany Ridge (49% JV interest)	220	95%	1,194		1.27
	1,284	93%	1,256		1.49
Washington, D.C.
Gables Dupont Circle	82	100%	2,793		2.87
Gables Woodley Park (51% JV interest)	211	98%	2,170		2.51
	293	99%	2,344		2.62
Orlando, FL
Gables Chatham Square	448	100%	----	(2)	----	(2)
The Commons at Little Lake Bryan	280	100%	----	(2)	----	(2)
	728	99%	1,176		0.88
Memphis, TN
Arbors of Harbortown (25% JV interest)	345	94%	916		0.93
	345	94%	916		0.93

TOTALS	21,163	95%	$ 1,126		$ 1.10

(1) This community is not fully operational as of June 30, 2005; therefore, occupancy is based on apartment homes available for lease.

(2) This community is leased to a single user group pursuant to a triple net master lease. Accordingly, market rent data is not reflected as it is not comparable to the rest of Gables' portfolio.